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                                                                     EXHIBIT 5.1



                                 March 14, 2000



Board of Directors
Cysive, Inc.
11480 Sunset Hills Road
Suite 200E
Reston, Virginia 20190

Ladies and Gentlemen:

       We are acting as counsel to Cysive, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1 (Registration No. 333-30822), as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 3,450,000 shares of the Company's common stock, par value $.01 per share, up to 1,500,000 of which are to be sold by the Company (the "COMPANY SHARES") and up to 1,950,000 of which are to be sold by the Selling Stockholders identified in the Registration Statement (the "SELLING STOCKHOLDERS' SHARES"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion letter, we have examined copies of the following documents:

       1.     An executed copy of the Registration Statement.

       2. The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on March 1, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

       3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

       4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Thomas Weisel Partners LLC, First Union Securities, Inc., Friedman, Billings, Ramsey & Co., Inc., Robert W. Baird &


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Board of Directors
Cysive, Inc.
March 14, 2000
Page 2


              Co. Incorporated and Legg Mason Wood Walker, Incorporated will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

       5. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on February 29, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Company Shares and arrangements in connection therewith and certain other matters.

       6. The stock record books of the Company and certain resolutions of the Board of Directors of the Company adopted at meetings held on February 28, 1994, December 30, 1994, November 2, 1995 and September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale by the Company to the Selling Stockholders of certain of the Selling Stockholders' Shares and arrangements in connection therewith.

       7. Certain resolutions of the Board of Directors of the Company adopted at meetings held on December 30, 1994, November 2, 1995, April 8, 1997, April 19, 1999 and September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption by the Company of the Cysive, Inc. 1994 Stock Option Plan, as amended and restated on September 1, 1999, as further amended by Amendment No. 1 on September 24, 1999 (the "STOCK OPTION PLAN"), and arrangements in connection therewith.

       8.     The Stock Option Plan.

       9. The Stock Option Agreements between the Company and certain of the Selling Stockholders governing the options granted to the Selling Stockholders who will be exercising options for their Selling Stockholders' Shares (each a "STOCK OPTION AGREEMENT," collectively, the "STOCK OPTION AGREEMENTS").


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Board of Directors
Cysive, Inc.
March 14, 2000
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       10.    Certain resolutions of the Board of Directors of the Company adopted at meetings held on November 2, 1995, April 17, 1996, June 4, 1997, January 19, 1998, April 27, 1998, December 7, 1998
              and March 14, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance by the Company to certain of the Selling Stockholders of options to purchase certain of the Selling Stockholders' Shares and arrangements in connection therewith.

       11. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the payment of stock dividends by the Company to its stockholders and arrangements in connection therewith.

       In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

       This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

       Based upon, subject to and limited by the foregoing, we are of the opinion that (A) following (i) the determination of the offering price of the Company Shares by the Pricing Committee of the Board of Directors of the Company, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Company Shares will be validly issued, fully paid and non-assessable;
(B) with respect to the


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Board of Directors
Cysive, Inc.
March 14, 2000
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Selling Stockholders' Shares that have been issued and sold by the Company to the Selling Stockholders as of the date hereof, assuming that at the time those Selling Stockholders' Shares were issued and sold by the Company to those Selling Stockholders, the Company received the consideration therefor specified in the resolutions referred to in paragraph 6 above, such Selling Stockholders' Shares are validly issued, fully paid and non-assessable; and (C) with respect to each of the options to purchase Selling Stockholders' Shares held by any of the Selling Stockholders as of the date hereof, following (i) exercise of such option by the Selling Stockholder holding the option, (ii) issuance to the Selling Stockholder of the Selling Stockholders' Shares underlying such option in accordance with the terms of the Stock Option Plan and related Stock Option Agreement and (iii) receipt by the Company of the exercise price of such option specified in the resolutions of the Board of Directors referred to above, such Selling Stockholders' Shares will be validly issued, fully paid and non-assessable.

       This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

       We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Shares" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                               Very truly yours,

                                               /s/ HOGAN & HARTSON L.L.P.

                                               HOGAN & HARTSON L.L.P.